Exhibit 10.2

CAPITAL TRUST, INC.
2011 LONG-TERM INCENTIVE PLAN
____________________________

Form of Restricted Share Award Agreement
__________________________________

You are hereby awarded Restricted Shares subject to the terms and conditions set forth in this Award Agreement (the “Award Agreement” or “Award”) and in the Capital Trust, Inc. 2011 Long-Term Incentive Plan (“Plan”), which is attached hereto as Exhibit A.  A summary of the Plan appears in its Prospectus, which is attached as Exhibit B.  Terms beginning with initial capital letters within this Agreement have the meanings set forth in the Plan (or in this Award Agreement, if defined herein).

This Award is conditioned on your execution of this Award Agreement within thirty (30) days after the Grant Date specified in Section 1 below.  By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below. As a result, you should not execute this Award Agreement until you have (i) carefully considered the terms and conditions of the Plan and this Award (including all of the attached Exhibits), and (ii) consulted with your personal legal and tax advisors about all of these documents.

1.	Specific Terms. Your Restricted Shares have the following terms:

Name of Participant
Number of Restricted Shares Being Awarded
Purchase Price per Share (if applicable)	Not applicable.
Grant Date
Vesting
Your Award will vest with respect to one hundred percent (100%) of the number of Restricted Shares designated above upon the consummation of a recapitalization or sale of the Company and/or sale of components of the Company’s business as contemplated in the Company’s ongoing strategic alternatives process overseen by the special committee of the board of directors of the Company (a “Strategic Transaction”); provided, however, that, definitive agreements governing the Strategic Transaction shall have been entered into by the Company and the other parties thereto on or prior to December 31, 2012; and provided, further, that you (i) remain employed by the Company and/or its affiliates through the completion of such Strategic Transaction or (ii) shall have experienced a Qualifying Termination (as defined below) on or prior to the completion of such Strategic Transaction.
A “Qualifying Termination” means the termination of your employment (a) by the Company without Cause, (b) as a result of your death or becoming “Disabled” (as defined in the Plan), or (c) by you following (i) a material reduction in the your authority, duties and responsibilities, provided that a mere change in title alone shall not constitute a material reduction in job responsibilities; (ii) an involuntary relocation of your place of employment to a facility or location more than 50 miles from the your then-principal work site; or (iii) a material reduction in your base salary and annual bonus other than as part of a reduction consistent with a general reduction of pay for similarly-situated participants in the Company’s compensation and incentive programs (each of clauses (c)(i), (c)(ii) and (c)(iii) shall constitute “Good Reason”).  Notwithstanding the foregoing, an event that would otherwise constitute Good Reason shall fail to constitute Good Reason if (I) the Participant does not provide the Company with written notice, of both the Participant’s intent to terminate employment and a description of the event the Participant believes to constitute Good Reason, within 30 days after the event occurs; (II) the Company reverses the action or cures the default that constitutes Good Reason within 30 days after the Participant provides the notice described in clause (I) hereof (the “Cure Period”); or (III) the Participant does not actually terminate his employment within the ninety (90) day period immediately following the event constituting Good Reason.

Deferral Elections	Not Permitted.
Recapture and Recoupment
☑      Section 14 of the Plan (other than paragraph (e) of Section 14) regarding Termination, Rescission, and Recapture shall apply to this Award.
☑      Section 15 of the Plan regarding Recoupment shall apply to this Award.

2.           Termination of Continuous Service.  Subject to the terms of any employment agreement between you and the Company (and/or any Affiliate of the Company) that is in effect when your Continuous Service terminates and your right to become 100% vested in your Award in certain circumstances if you have experienced a Qualifying Termination on or prior to a Strategic Transaction pursuant to Section 1 above, this Award shall be canceled and become automatically null and void (and you will forfeit all right to any unvested Restricted Shares) immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested in your Restricted Shares, pursuant to terms of Section 1 above, on or before the time your Continuous Service ends.

3.           Issuance of Shares.  All Shares subject to this Award will be issued as of the Grant Date, but the stock certificates evidencing the Shares will bear the following legend that shall remain in place and effective until all vesting restrictions lapse and new certificates are issued pursuant to Section 6 below:

"The sale or other transfer of the Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 2011 Long-Term Incentive Plan of Capital Trust, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in a related Award Agreement.  A copy of the Plan, such rules and procedures and such Award Agreement may be obtained from the Secretary of Capital Trust, Inc."

4.           Unvested Shares.  You are reflected as the owner of record of the Shares subject to this Award on the Company’s books and records.  The Company will hold the stock certificate for safekeeping until the Shares subject to this Award become vested and nonforfeitable.  You must deliver to the Company, as soon as practicable after the Grant Date, a stock power, endorsed in blank, with respect to the Shares subject to this Award.  If you forfeit any Shares subject to this Award, the stock power will be used to return the certificates for the forfeited Shares to the Company’s transfer agent for cancellation.  As the owner of record of the Shares subject to this Award, you are entitled to all rights of a stockholder of the Company, including the right to vote the Shares and the right to payment of any dividend pursuant to Section 5 below.

5.           Dividends.  You shall have Dividend Equivalent Rights with respect to this Award, and Section 10 of the Plan shall accordingly determine your right to collect any cash dividends or stock dividends that are declared and paid to the holders of Shares between the Grant Date and each vesting date or, as applicable, deferred settlement date upon which you are entitled to receive Shares to settle this Award; provided, however, that any dividends payable in cash shall be paid out in cash on the date set for payment of dividends to stockholders.

6.           Satisfaction or Failure of Vesting Restrictions. As vesting restrictions become satisfied over time and you are entitled to receive the Shares so vested, the Company shall cause new stock certificates for such Shares to be delivered to you, with such legends the Company determines to be appropriate.  New certificates shall not be delivered to you unless you have made arrangements satisfactory to the Committee to satisfy tax-withholding obligations.

7.           Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Death Beneficiary to the Company.  To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

8.           Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as provided in Section 12(a) of the Plan.  Notwithstanding the foregoing, subject to such terms and conditions as the Committee deems appropriate, you may transfer this Award:

(i)	by instrument to your Immediate Family;

(ii)	by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated Beneficiaries; and

(iii)	by gift to charitable institutions.

Any transferee of your rights shall succeed to and be subject to all of the terms of this Award Agreement and the Plan.

9.           Taxes.  Except to the extent otherwise specifically provided in an employment, consulting or other agreement between you and the Company, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes) of the Internal Revenue Code of 1986, as amended), and neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes; provided, that the Company shall satisfy any required Withholding Taxes (as defined in the Plan) by withholding and cancelling your rights with respect to a portion of the Shares subject to the Award in accordance with Section 11(a)(ii) of the Plan.

10.           Not a Contract of Employment.  Without limiting the Participant’s rights upon a Qualified Termination, by executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

11.           Severability.  Subject to last sentence of this Section 11, every provision of this Award and the Plan is intended to be severable, and if any provision of the Plan or this Award is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.  Notwithstanding the foregoing, this Award Agreement shall be unenforceable if clause (iii) of the preceding Section 10 (Not a Contract of Employment) is illegal, invalid or unenforceable.

12.           Investment Purposes. By executing this Award Agreement, you represent and warrant to the Company that any Restricted Shares issued to you pursuant to this Award will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

13.           Prospectus and Securities Law Restrictions.  By executing this Award Agreement you acknowledge that you have received a copy of the Prospectus describing the Plan.  A copy of the Plan’s Prospectus is attached as Exhibit B.  Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

14.           Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

15.           Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16.           Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered: (i) electronically, (ii) personally, (iii) by certified mail, return receipt requested, or (iv) by an internationally recognized overnight courier (e.g., FedEx).  In the case of delivery pursuant to clauses (i), (iii) and (iv) of the immediately preceding sentence, addressed to as follows:

(a)	if to you, at the last address that the Company had for you on its records;

(b)	if to the Company, to Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, NY 10022, attention: Chief Financial Officer.

17.           Any such notice shall be deemed to be given as of the date such notice (i) is delivered personally, (ii) is delivered electronically (if a business day and, if not a business day, on the next business day), (iii) on the second business day following the date sent by internationally recognized overnight courier and (iv) on the fourth business day after deposited in the mail if sent by certified mail.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.

18.           Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, permitted transferees, and permitted assigns.

19.           Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 18 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.  Notwithstanding the foregoing or any other provision of the Plan, this Award Agreement may not be modified prior to a Change in Control (as defined in the Plan) and the Committee may not, in connection with a Change in Control, modify or terminate this Award Agreement or the Restricted Shares deliverable hereunder without your prior written consent.

20.           Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

21.           Governing Law.  The laws of the State of New York shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

CAPITAL TRUST, INC.

By: _________________________________
Name:
Title:

PARTICIPANT

Signature:	___________________________

Printed Name of Participant:

  EXHIBIT A

CAPITAL TRUST, INC.
2011 LONG-TERM INCENTIVE PLAN
_______________________________

Plan Document
______________________________

EXHIBIT B

CAPITAL TRUST, INC.
2011 LONG-TERM INCENTIVE PLAN
_______________________________

Plan Prospectus
______________________________

EXHIBIT C

CAPITAL TRUST, INC.
2011 LONG-TERM INCENTIVE PLAN
________________________________

Designation of Death Beneficiary
_________________________________

In connection with the Awards designated below that I have received pursuant to the Capital Trust, Inc. 2011 Long-Term Incentive Plan (the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:	________________________________________

Address:	________________________________________
________________________________________
________________________________________

Social Security No.:	________________________________________

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐      any Award that I have received or ever receive under the Plan.

☐      the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date: _______________________________

By: ________________________________
Name of Participant

Sworn to before me this
____day of ____________, 20__
___________________________
Notary Public
County of _________________
State of _________________